UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 16, 2006

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Utah	1-11107	87-0401551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 West Parkway Boulevard
Salt Lake City, Utah 84119-2331
(Address of principal executive offices including zip code)

(Registrant's telephone number, including area code): (801) 817-1776

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 16, 2006, Franklin Covey Co. (the “Company”) received notice from the New York Stock Exchange (“NYSE”), the national securities exchange that maintains the principal listing of the Company’s common stock, that the Company had a disclosure deficiency in its Proxy Statement for the shareholders meeting held January 20, 2006, relating to the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics, as required by Sections 303A.09 and 303A.10 of the NYSE Listed Company Manual. In order to cure this disclosure deficiency, the Company is providing the required disclosure in this Current Report on Form 8-K.

The Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on the Company’s website at www.franklincovey.com. In addition, each of the Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available in print to any shareholder who requests it by making a written request to Investor Relations, Franklin Covey Co., 2200 West Parkway Boulevard, Salt Lake City, Utah 84119-2331. The Code of Business Conduct and Ethics applies to directors, officers and employees.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date: June 20, 2006	By:	/s/ STEPHEN D. YOUNG
Stephen D. Young
Chief Financial Officer